Exhibit 23.i
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report with respect to Nationwide Life Insurance Company and subsidiaries (the Company) dated February 25, 2015, included herein, and to the reference to our firm under the heading "Experts" in the Registration Statement (File No. 333-200329) on Form S-1.
/s/ KPMG LLP
Columbus, Ohio
March 27, 2015